================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 31, 2002

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                      1-9210                95-4035997
  (State or other jurisdiction         (Commission          (I.R.S. Employer
        of incorporation)              File Number)        Identification No.)


             10889 WILSHIRE BOULEVARD
             LOS ANGELES, CALIFORNIA                                90024
     (Address of principal executive offices)                    (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800



================================================================================

Item 5.  Other Events and Regulation FD Disclosure
------   -----------------------------------------

SALE OF EQUITY INTEREST IN EQUISTAR

     Occidental Petroleum Corporation said on January 31, 2002, that it has agreed in principle to sell its 29.5 percent equity interest in Equistar to Lyondell Chemical Company. Occidental will become the owner of approximately 21 percent of Lyondell.

     Occidental will receive 30 to 34 million shares of Lyondell common stock, depending on the price of Lyondell stock at the closing. Occidental also will obtain warrants to purchase an additional 5 million shares at $25 per share, and a payment equal to 7.38 percent of Equistar's cash distribution for 2002 and 2003 of up to a total of $35 million to be paid in cash or stock.

     Dr. Ray R. Irani, chairman and chief executive officer of Occidental, said, "These transactions reduce the volatility of our earnings while preserving the economic upside when the petrochemicals industry recovers and is consistent with our strategy of focusing on our oil and gas business. We look forward to continued success in our relationship with Lyondell."

     Lyondell is a global manufacturer and marketer of intermediate and performance chemicals. Lyondell is the world's largest producer of propylene oxide and third largest producer of styrene monomer. In addition, Lyondell holds an interest of approximately 59 percent in a US oil refinery with a refining capacity of approximately 268,000 barrels of crude oil per day. Through its ownership in Equistar, Lyondell also is North America's second largest producer of ethylene and propylene and the world's third largest manufacturer of polyethylene.

     These transactions, which are expected to close in the second quarter 2002, are subject to regulatory, Lyondell shareholder and other approvals. Millennium Chemicals will have the right to participate in the acquisition of Occidental's portion of Equistar on a ratable basis.

     As a result of these transactions, Occidental will record an after-tax loss of approximately $240 million in the fourth quarter 2001. The Equistar interest being sold is valued at $440 million. Occidental also will record a fourth quarter pre-tax environmental charge of $60 million.


Note: This press release contains forward-looking statements regarding the nature and expected results of Occidental's transaction with Lyondell. Actual results are subject to future events and uncertainties - including, among others, altering or not completing the transaction - which could materially impact performance.

FOURTH QUARTER 2001 EARNINGS AND RESULTS OF OPERATIONS

     Occidental Petroleum Corporation announced earnings before special items for the fourth quarter 2001 were $35 million ($0.09 per share), compared with $349 million ($0.94 per share) for the same period a year ago. Results for the fourth quarter of 2001 were a loss of $247 million ($0.66 per share), compared with income of $333 million ($0.90 per share) for the same period of 2000. Sales for the fourth quarter of 2001 were $2.4 billion, compared with $3.9 billion for the same period in 2000.

     For the year 2001, earnings before special items were $1.328 billion ($3.57 per share), compared with $1.326 billion ($3.60 per share) for 2000. Occidental's net income for 2001 was $1.2 billion ($3.10 per share), compared with $1.6 billion ($4.26 per share) for 2000. Sales increased to $14.0 billion for 2001 from $13.6 billion for 2000.

     In announcing the results, Dr. Ray R. Irani, chairman and chief executive officer, said, "Net income for 2001 was the second highest in Occidental's history, with earnings per share before special items nearly matching our record setting 2000 performance. Oil and gas operating earnings were the highest in our history. We replaced 138-percent of our worldwide oil and gas production at a cost of $4.54 per barrel of oil equivalent. We also appreciably strengthened our balance sheet by reducing our total debt to its lowest level in 15 years, increasing our equity by 18-percent and thereby bringing our debt-to-capitalization ratio down to 46-percent."

     The fourth quarter 2001 included a $240 million after-tax charge, reflecting the effect of the agreement in principle to sell Occidental's interest in Equistar, a $60 million pre-tax charge for environmental remediation expenses, an $11 million pre-tax charge to idle a chemical facility in Texas, and a $5 million extraordinary loss resulting from early debt extinguishments. Also included in the fourth quarter 2001 was a $14 million benefit resulting from lower effective state tax rates. The fourth quarter 2000 included net after-tax charges of $16 million.

                                   Oil and Gas
                                   -----------

     Oil and gas segment earnings before special items were $166 million for the fourth quarter 2001, compared with $763 million for the same period in 2000. Lower prices for worldwide crude oil and domestic natural gas accounted for approximately $500 million of the decline in earnings.

     Oil and gas segment earnings for the fourth quarter of 2001 were also $166 million, compared with $770 million for 2000.

                                    Chemicals
                                    ---------

     Chemical segment results before special items were a loss of $4 million for the fourth quarter 2001, compared with a loss of $51 million for the fourth quarter 2000. The improvement in results reflects lower feedstock and energy costs, partially offset by lower sales prices for chlorine, EDC and PVC.

     Chemical segment results for the fourth quarter 2001 were a loss of $413 million and included a $412 million pre-tax charge reflecting the effect of the agreement in principle to sell Occidental's interest in Equistar and an $11 million charge to idle a chlor-alkali chemical facility in Deer Park, Texas, partially offset by a $14 million benefit resulting from lower effective state tax rates. Fourth quarter 2000 chemical results were a loss of $55 million and included net charges of $17 million mainly related to the write-down or disposition of various assets, partially offset by a $13 million after-tax gain related to the sale of a business.


Forward-looking statements and estimates regarding exploration and production activities, oil, gas and commodity chemical prices and their related earnings effects, and cost reductions, as well as pro-forma estimates in this release are based on assumptions concerning market, competitive, regulatory, environmental, operational and other conditions. Actual results could differ materially as a result of factors discussed in Occidental's Annual Report on Form 10-K.

SUMMARY OF SEGMENT NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                          Fourth Quarter         Twelve Months
                                      ------------------    ------------------
Periods Ended December 31                2001       2000       2001       2000
=================================     =======    =======    =======    =======
SEGMENT NET SALES
   Oil and gas                        $ 1,796    $ 3,145    $10,893    $ 9,779
   Chemical                               584        797      3,092      3,795
                                      -------    -------    -------    -------
   Net sales                          $ 2,380    $ 3,942    $13,985    $13,574
=================================     =======    =======    =======    =======

SEGMENT EARNINGS (LOSS)
  Oil and gas                         $   166    $   770    $ 2,845    $ 2,417
  Chemical                               (413)       (55)      (394)       169
                                      -------    -------    -------    -------
                                         (247)       715      2,451      2,586
UNALLOCATED CORPORATE ITEMS
  Interest expense, net (a)               (56)       (80)      (263)      (380)
  Income taxes (b)                        187       (193)      (366)      (861)
  Trust preferred distributions
    & other                               (13)       (17)       (56)       (67)
  Other (c)                              (113)       (92)      (580)       291
                                      -------    -------    -------    -------

INCOME BEFORE EXTRAORDINARY ITEMS
  AND EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES                  (242)       333      1,186      1,569
  Extraordinary items, net                 (5)        --         (8)         1
  Cumulative effect of changes
    in accounting principles, net          --         --        (24)        --
                                      -------    -------    -------    -------
NET INCOME (LOSS)                        (247)       333      1,154      1,570
  Effect of repurchase of Trust
    Preferred Securities                   --         --         --          1
                                      -------    -------    -------    -------

EARNINGS APPLICABLE TO COMMON
   STOCK                              $  (247)   $   333    $ 1,154    $ 1,571
                                      =======    =======    =======    =======

BASIC EARNINGS PER COMMON SHARE
  Income (loss) before extraordinary
    items and effect of changes
    in accounting principles          $ (0.65)   $  0.90    $  3.18    $  4.26
  Extraordinary loss, net               (0.01)        --      (0.02)        --
  Cumulative effect of changes
    in accounting principles, net          --         --      (0.06)        --
                                      -------    -------    -------    -------
                                      $ (0.66)   $  0.90    $  3.10    $  4.26
                                      =======    =======    =======    =======

DILUTED EARNINGS PER COMMON SHARE
  Income (loss) before extraordinary
    items and effect of changes
    in accounting principles          $ (0.65)   $  0.90    $  3.17    $  4.26
  Extraordinary loss, net               (0.01)        --      (0.02)        --
  Cumulative effect of changes
    in accounting principles, net          --         --      (0.06)        --
                                      -------    -------    -------    -------
                                      $ (0.66)   $  0.90    $  3.09    $  4.26
                                      =======    =======    =======    =======
AVERAGE BASIC COMMON SHARES
  OUTSTANDING                           373.8      369.8      372.4      369.0
=================================     =======    =======    =======    =======

See footnotes on following page.

(a) The fourth quarter and twelve months year-to-date 2001 includes $17 million and $102 million, respectively, interest income on notes receivable from Altura partners. The fourth quarter and twelve months year-to-date 2000 includes $38 million and $106 million, respectively.

(b) The fourth quarter 2001 includes a $172 million tax credit reflecting the effect of the agreement in principle to sell Occidental's interest in Equistar. Includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Oil and gas divisional earnings have been impacted by credits of $1 million and $7 million in the fourth quarter of 2001 and 2000, respectively. The oil and gas fourth quarter of 2000 amount included a $7 million credit for the sale of an office building. Chemical divisional earnings have been impacted by a credit of $4 million in the fourth quarter of 2001 and a charge of $5 million in the fourth quarter of 2000. The Chemical fourth quarter of 2000 amount included a $21 million charge related to the sale of the Durez business and a $12 million credit for the shutdown and liquidation of a chemical operation in Thailand.

(c) The fourth quarter and twelve months year-to-date 2001 includes environmental remediation charges of $60 million and $109 million, respectively. The twelve months 2001 includes a $272 million net-of-tax loss related to the sale of Occidental's residual interest in Occidental Texas Pipeline Company. The fourth quarter and twelve months year-to-date 2001 includes preferred distributions to the Occidental Permian partners of $17 million and $104 million, respectively. The fourth quarter and twelve months year-to-date 2000 includes $39 million and $107 million, respectively. This is essentially offset by the interest income discussed in (a) above. The fourth quarter 2000 includes a $17 million litigation settlement.

SUMMARY OF OPERATING STATISTICS

                                         Fourth Quarter         Twelve Months
                                     ------------------    ------------------
Periods Ended December 31               2001       2000       2001       2000
=================================    =======    =======    =======    =======
NET OIL, GAS AND LIQUIDS
   PRODUCTION PER DAY

United States
  Crude oil and liquids (MBBL)
    California                            82         75         76         70
    Permian                              137        136        137        101
    US Other                              --         --         --          1
                                     -------    -------    -------    -------
      Total                              219        211        213        172

  Natural Gas (MMCF)
    California                           297        316        303        306
    Hugoton                              153        166        159        168
    Permian                              150        162        148        119
    US Other                              --         --         --         66
                                     -------    -------    -------    -------
      Total                              600        644        610        659

Latin America
  Crude oil & condensate (MBBL)
    Colombia                              17         27         18         32
    Ecuador                               13         12         13         17
                                     -------    -------    -------    -------
      Total                               30         39         31         49

Eastern Hemisphere
  Crude oil and condensate (MBBL)
    Oman                                  14          9         12          9
    Pakistan                               7          5          7          6
    Qatar                                 43         48         43         49
    Russia                                28         27         27         26
    Yemen                                 32         31         33         32
                                     -------    -------    -------    -------
      Total                              124        120        122        122

  Natural Gas (MMCF)
    Pakistan                              51         49         50         49

Barrels of Oil Equivalent (MBOE)         482        485        476        461

CAPITAL EXPENDITURES (millions)      $   436    $   344    $ 1,401    $   952
                                     =======    =======    =======    =======

DEPRECIATION, DEPLETION AND
 AMORTIZATION OF ASSETS (millions)   $   245    $   214    $   971    $   901
=================================    =======    =======    =======    =======

Item 9.  Regulation FD Disclosure
------   ------------------------

        Text of Speech by Stephen I. Chazen, Chief Financial Officer and
        ----------------------------------------------------------------
                Executive Vice President - Corporate Development
                ------------------------------------------------

                        Occidental Petroleum Corporation

                                 STEPHEN CHAZEN
                           Chief Financial Officer and
                Executive Vice President - Corporate Development

                               - Conference Call -
                    Fourth Quarter 2001 Earnings Announcement

                                February 4, 2002
                             Los Angeles, California

     Good morning, and thank you for joining us.

     If you haven't received a copy of the press release announcing our fourth quarter earnings along with the Investor Relations Supplemental Schedules, you'll find them on our website oxy.com or through the SEC's EDGAR system.

     Income before special items for our fourth quarter last year was $35 million, or $0.09 per share - compared to the $349 million, or $0.94 per share, we earned in the fourth quarter of 2000. The change was due to the following factors:

o The average price for West Texas Intermediate declined from $31.86 per barrel to $20.43 - a drop of 36-percent.

o Our US natural gas price realizations fell by half - from $4.91 per thousand cubic feet to $2.44.

o Chemical earnings before special items improved from negative $51 million to negative $4 million.

o Interest expense decreased from $136 million to $86 million - for a decline of 37-percent.

     Special items reduced earnings by $282 million, or $0.75 per share. The most significant special items involved a $240 million after-tax charge resulting from the Equistar sale and a $60 million pre-tax charge for environmental remediation.

     For the year, our net income was $1.2 billion, or $3.10 per share. Before special items the earnings were $1.3 billion, or $3.57 per share - just 3-cents below our record high in 2000. Cash flow from operations in 2001 was $2.6 billion.

     The results for the year were driven by the following items compared to 2000:

     o Oil and gas production increased by 3-percent - from 461,000 to 476,000 BOE.

     o Oil prices declined by 14-percent - from an average WTI price of $30.20 to $25.97.

     o US natural gas price realizations increased by 75-percent - from $3.66 to $6.40 per MCF.

     o And, finally, chemical earnings before special items for the year were $41 million compared to $293 million in 2000.

     In addition to the Equistar transaction, the most significant special items in 2001 were the sale of our interest in the Tangguh LNG project in Indonesia and the entity that leased a Texas pipeline to Oxy's former MidCon subsidiary that together accounted for after-tax proceeds of $750 million.

     Oil and gas segment earnings before special items for the quarter were $166 million compared with $528 million in the third quarter and $763 million in the 2000 fourth quarter. Exploration expense declined in the fourth quarter compared to the third quarter by approximately $37 million - from $91 million to $54 million.

     The most significant change in the oil and gas results from the third to the fourth quarter in 2001 was the decline in oil and natural gas prices that accounted for $333 million of the decline. In addition, oil and gas production declined from 493,000 BOE in the third quarter to 482,000 BOE in the fourth quarter due to pipeline outages in Colombia. As we discussed in our third quarter conference call, the California gas premium, which averaged approximately $2.70 per MCF above NYMEX during the third quarter, disappeared by the start of the fourth quarter.

     Our sensitivity to changes in oil and gas prices is the same as prior quarters. A $1.00 per million BTUs swing in NYMEX gas prices impacts quarterly oil and gas segment earnings by $ 62 million while a $1.00 per barrel change in oil prices has a quarterly impact of $28 million.

     In the first quarter of 2002 we would expect production to be flat with the fourth quarter of 2001.

     Downward pressure on chemical markets and prices continues. The fourth and first quarters are typically sluggish quarters for the commodity chemicals business. Demand and margins remain poor, making it probable that results for the current quarter will be below the fourth quarter.

     For the fourth quarter, chemical results before special items were a loss of $4 million. Our core chemical operations actually had earnings of $16 million for the quarter that was more than offset by $20 million from our share of Equistar losses. For the total year, our chemical business had earnings before special items of $115 million that was reduced by $74 million from our share of Equistar losses - and resulted in earnings of $41 million. Since the Equistar transactions will not close until the second quarter, the depressed state of the petrochemicals business will continue to negatively impact our results.

     During the fourth quarter we reduced total debt by $127 million to just under $4.9 billion. This is nearly $1.5 billion below our year-end 2000 total - giving us a debt to capitalization ratio of 46-percent compared to 57-percent at the end of 2000.

     We also took advantage of attractive interest rates in December to refinance and extend the remaining $700 million of Altura debt. The Altura debt was $2.4 billion in April 2000 - and $1.9 billion at year-end 2000.

     Interest expense, including distributions on trust preferred securities, was $86 million. As a result of our debt reduction, interest expense and trust preferred distributions, have been lowered from $554 million in 2000 and $423 million in 2001 to what we estimate will be approximately $345 million this year.

     Capital spending of approximately $1.4 billion for the year 2001 was 47-percent higher than our 2000 expenditures of $952 million. Oil and gas spent $1.2 billion and chemicals $120 million. We expect 2002 capital spending to be at or below $1.1 billion - with oil and gas accounting for about $1 billion.

     FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets" in June of last year. SFAS No. 142 changes the accounting and reporting requirements for acquired goodwill and intangible assets. At the end of 2001 the balance sheet included approximately $100 million of goodwill that is related to the chemical operations. We have not completed the review of the impact of SFAS No. 142.

     Now I'd like to turn the conference call over to Dr. Ray Irani, Chairman and CEO.


    Text of Speech by Dr. Ray R. Irani, Chairman and Chief Executive Officer
    ------------------------------------------------------------------------

                        Occidental Petroleum Corporation

                                DR. RAY R. IRANI
                      Chairman and Chief Executive Officer

                               - Conference Call -
                    Fourth Quarter 2001 Earnings Announcement

                                February 4, 2002
                             Los Angeles, California

     Thank you, Steve.

     I'd like to begin by highlighting our most significant achievements in 2001. Net income of $1.2 billion was the second highest in Occidental's history and nearly matched our record performance of 2000.

     Oil and gas delivered the highest operating income in the history of the company as we led our competitors in profitability per barrel for the third straight year. We increased oil and gas production by 3 percent, and we replaced 138 percent of our production. Our finding and development cost of $4.54 per BOE is expected to place us in the top third of the industry.

     We sold our interest in the Tangguh LNG project in Indonesia for an outstanding price.

     Our debt reached its lowest level since 1985, and both Standard and Poor's and Moody's raised our debt ratings.

     We were selected by the government of Saudi Arabia to participate in the Kingdom's historic natural gas initiative following a competitive bidding process. We also were among the five companies selected to compete for the 2 billion cubic feet per day Dolphin gas project in the United Arab Emirates. In addition, we made progress in pursuing other projects in the Middle East.

     All these items are on the plus side as we look back across 2001.

     On the negative side, chemicals had another difficult year in coping with depressed markets and low commodity chemical prices. Our strategy for chemicals is to harvest cash to invest in oil and gas growth opportunities. Despite 2001 being a very difficult year for chemicals from an earnings standpoint, the business generated over $185 million in free cash flow.

     We also took an important step to reduce the volatility of our future earnings by selling our interest in the Equistar petrochemicals partnership. For those of you who may have missed our announcement last week, we are selling our
29.5 percent interest in Equistar to Lyondell Chemical Company and we will become owners of 21 percent of Lyondell - whose base business includes intermediate and performance chemicals as well as refining interests. Owning an interest in Lyondell gives us exposure to businesses outside of petrochemicals. At the same time, it allows us to retain the significant upside of a recovery in petrochemicals. During the last up cycle, Lyondell's stock was more than three times its current price.

     As we look ahead this year, the fourth quarter results clearly reflect the general downturn in energy prices and the continued depressed state of commodity chemical markets and prices. An upturn in energy prices will depend in part on the success of OPEC's strategy of cutting back production. However, a rebound in energy and chemical prices ultimately depends on the recovery of the global economy. The commodity chemicals business is especially sensitive to fluctuations in the global economy. Conditions in the commodity chemicals market are the worst I've seen in the last 15 years. We are unlikely to see meaningful improvement until the pressures exerted by the recession ease and the economy swings in the recovery mode.

     The steps we've taken to strengthen our balance sheet and reduce our earnings volatility have significantly improved our capacity to withstand depressed energy and chemical prices in a weak economy. Our balance sheet is the strongest it's been in nearly two decades. We expect our interest expense this year to be approximately $345 million - based on our total debt at the end of 2001. That's a savings of $209 million from the $554 million in interest we paid in 2000, and equates to an annual improvement of 36-cents a share in our bottom line. In addition, our dividend of one dollar per share offers the highest yield among the 20 largest oil companies.

     On the operations side, the Horn Mountain development project is moving ahead on schedule and under budget. We expect first production in November - and peak production in 2003 of 21,000 BOE per day net to Occidental. The ongoing development of the 150-million barrel Eden-Yuturi oil field in Ecuador is on schedule. Startup is scheduled to coincide with the 2003 commissioning of the new OCP pipeline now under construction. This project will add incremental net production to Occidental of 30,000 barrels per day. We also are beginning work on a second phase of our EOR project in the North Dome field in Qatar. That project has the potential to add incremental net production of 25,000 barrels per day, but the pace of the work depends on how Qatar allocates its OPEC quota allowance.

     We are planning to reduce our capital budget by approximately 20-percent below last year's level, consistent with our expectations of continuing soft prices. A portion of that reduction will be offset by lower costs from service providers and suppliers so that our activity level will be similar to last year's. Our actual spending level could vary, depending on the actual price environment and the opportunities that become available.

     Thank you - and we're now ready to answer questions.


--------------------------------------------------------------------------------

     Portions of this presentation are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations for oil, natural gas and chemicals; competitive pricing pressures; higher than expected costs including feedstock; the supply/demand considerations for Occidental's products; any general economic recession domestically or internationally; and not successfully completing any expansion, capital expenditure or acquisition. The United States Securities and Exchange Commission (SEC) permits oil and natural gas companies, in their filings with the SEC, to disclose only proved reserves demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. We use certain terms in this presentation, such as probable, possible and recoverable reserves, that the SEC's guidelines strictly prohibit us from using in filings with the SEC. U.S. investors are urged to consider carefully the disclosure in our form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

--------------------------------------------------------------------------------

                        Supplemental Investor Information
                        ---------------------------------

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                               2001 Fourth Quarter
                                Net Income (Loss)
                                  ($ millions)

                                                                                                       EARNINGS
                                           REPORTED                                                     BEFORE
                                            INCOME       ADJUSTMENTS                                 SPECIAL ITEMS
                                           --------      -----------                                 -------------
Oil & Gas                                  $    166      $        --                                 $         166

Chemical                                       (413)             412   Equistar                                 (4)
                                                                 (14)  State tax - rate change
                                                                  11   Idling of Deer Park plant
Corporate
    Interest - Permian Non-recourse debt         (5)                                                            (5)
    Interest                                    (68)                                                           (68)
    Trust Pfd Distributions & Other             (13)                                                           (13)
    Other                                       (96)              60   Environmental remediation               (36)
    Taxes                                       187             (192)  Tax effect of adjustments                (5)
                                           --------      -----------                                 -------------

Income before extraordinary loss               (242)             277                                            35
Extraordinary loss                               (5)               5   Early debt retirement                    --
                                           --------      -----------                                 -------------
NET INCOME                                 $   (247)           $ 282                                 $          35
                                           ========      ===========                                 =============

BASIC EARNINGS PER SHARE                   $  (0.66)                                                 $        0.09
                                           ========                                                  =============

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                               2000 Fourth Quarter
                                Net Income (Loss)
                                  ($ millions)

                                                                                                       EARNINGS
                                           REPORTED                                                     BEFORE
                                            INCOME       ADJUSTMENTS                                 SPECIAL ITEMS
                                           --------      -----------                                 -------------
Oil & Gas                                  $    770      $        (7)  Office building sale          $         763
Chemical                                        (55)             (13)  Durez sale                              (51)
                                                                  17   Net other charges
                                                                       including write-downs
Corporate
    Interest - Permian Non-recourse debt        (39)                                                           (39)
    Interest                                    (79)                                                           (79)
    Trust Pfd Distributions & Other             (18)                                                           (18)
    Other                                       (53)              17   Litigation settlement                   (36)
    Taxes                                      (193)               2   Tax effect of adjustments              (191)
                                           --------      -----------                                 -------------

NET INCOME                                 $    333      $        16                                 $         349
                                           ========      ===========                                 =============

BASIC EARNINGS PER SHARE                   $   0.90                                                  $        0.94
                                           ========                                                  =============

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                 Total Year 2001
                                Net Income (Loss)
                                  ($ millions)

                                                                                                               EARNINGS
                                           REPORTED                                                             BEFORE
                                            INCOME       ADJUSTMENTS                                         SPECIAL ITEMS
                                           --------      -----------                                         -------------
Oil & Gas                                  $  2,845      $      (399)  Indonesia - Tangguh LNG               $       2,439
                                                                  (7)  Asset sale
Chemical                                       (394)             412   Equistar                                         41
                                                                  26   Severance and plant shut down costs
                                                                 (14)  State tax - rate change
                                                                  11   Idling of Deer Park plant
Corporate
    Interest - Permian Non-recourse debt        (74)                                                                   (74)
    Interest - all others                      (291)                                                                  (291)
    Trust Pfd Distributions & Other             (58)                                                                   (58)
    Other                                      (476)             272   Occidental Texas Pipeline                      (101)
                                                                 109   Environmental remediation
                                                                  (6)  OIL insurance dividend
    Taxes                                      (366)             (70)  State tax reserve reversal                     (628)
                                                                (192)  Tax effect of adjustments
                                           --------      -----------                                         -------------
Income before extraordinary loss              1,186              142                                                 1,328
  and cumulative effect of changes in
  accounting principles
Extraordinary loss, net                          (8)               8   Early debt retirements                           --
Cumulative effect of changes in                 (24)              24   Derivative & hedge accounting                    --
 accounting principles
                                           --------      -----------                                         -------------
NET INCOME                                 $  1,154      $       174                                         $       1,328
                                           ========      ===========                                         =============


BASIC EARNINGS PER SHARE
Income before extraordinary loss           $   3.18                                                          $        3.57
  and cumulative effect of changes in
  accounting principles
Extraordinary loss, net                       (0.02)                                                                    --
Cumulative effect of changes in               (0.06)                                                                    --
  accounting principles
                                           --------                                                          -------------
NET INCOME                                 $   3.10                                                          $        3.57
                                           ========                                                          =============

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                 Total Year 2000
                                Net Income (Loss)
                                  ($ millions)

                                                                                                       EARNINGS
                                           REPORTED                                                     BEFORE
                                            INCOME       ADJUSTMENTS                                 SPECIAL ITEMS
                                           --------      -----------                                 -------------
Oil & Gas                                  $  2,417      $       (39)  Gulf of Mexico - VPP          $       2,404
                                                                 (41)  TransCanada buyout
                                                                  14   Sale of office building
                                                                  53   Asset writedowns
Chemical                                        169              120   Specialty write-down                    293
                                                                 (13)  Durez sale
                                                                  17   Net other charges
                                                                       including write-downs
Corporate
    Interest - Permian Non-recourse debt       (119)                                                          (119)
    Interest - all others                      (367)                                                          (367)
    Trust Pfd Distributions & Other             (68)                                                           (68)
    Other                                       398             (493)  CanOxy gain                             (89)
                                                                  17   Litigation settlement
                                                                 (11)  OIL insurance dividend
    Taxes                                      (861)             133   Tax effect of adjustments              (728)
                                           --------      -----------                                 -------------
Income before extraordinary gain              1,569             (243)                                        1,326
Extraordinary gain                                1               (1)  Early debt retirement                    --
                                           --------      -----------                                 -------------
NET INCOME                                 $  1,570      $      (244)                                $       1,326
                                           ========      ===========                                 =============

BASIC EARNINGS PER SHARE                   $   4.26                                                  $        3.60
                                           ========                                                  =============

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                      2001 Fourth Quarter Net Income (Loss)
                           Reported Income Comparison

                                              FOURTH         THIRD
                                              QUARTER       QUARTER
                                               2001          2001          B/(W)
                                             --------      --------      --------
Oil & Gas                                    $    166      $    927      $   (761)
Chemical                                         (413)           40          (453)
Corporate
     Interest - Permian Non-recourse debt          (5)          (13)            8
     Interest - all others                        (68)          (71)            3
     Trust Pfd Distributions & Other              (13)          (14)            1
     Other                                        (96)         (296)          200
     Taxes                                        187          (129)          316
                                             --------      --------      --------
Income Before Extraordinay Gain                  (242)          444          (686)
Extraordinary Loss                                 (5)           --            (5)
                                             --------      --------      --------
Net Income                                   $   (247)     $    444      $   (691)
                                             ========      ========      ========

  Basic Earnings Per Share                   $  (0.66)     $   1.19      $  (1.85)
                                             ========      ========      ========

  Effective Tax Rate                              42%           -5%          -47%
                                             ========      ========      ========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2001 Fourth Quarter Net Income (Loss)
                     Income Before Special Items Comparison

                                              FOURTH         THIRD
                                              QUARTER       QUARTER
                                               2001          2001          B/(W)
                                             --------      --------      --------
 Oil & Gas                                   $    166      $    528      $   (362)
 Chemical                                          (4)           40           (44)
 Corporate
      Interest - Permian non-recourse debt         (5)          (13)            8
      Interest - all others                       (68)          (71)            3
      Trust Pfd Distributions & Other             (13)          (14)            1
      Other                                       (36)          (24)          (12)
      Taxes                                        (5)         (129)          124
                                             --------      --------      --------
 Net Income                                  $     35      $    317      $   (282)
                                             ========      ========      ========

  Basic Earnings Per Share                   $   0.09      $   0.85      $  (0.76)
                                             ========      ========      ========

  Effective Tax Rate                               0%           28%           28%
                                             ========      ========      ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                    Oil & Gas
             Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2001 4th Quarter                                        $    166
2001 3rd Quarter                                             528
                                                        --------
                                                        $   (362)
                                                        ========

Price Variance                                          $   (333)

Volume Variance                                               (8)

Exploration Expense Variance                                  37

All Other                                                    (58)
                                                        --------
                                TOTAL VARIANCE          $   (362)
                                                        ========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    Chemical
              Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2001 4th Quarter                                        $     (4)
2001 3rd Quarter                                              40
                                                        --------
                                                        $    (44)
                                                        ========


Sales Price                                             $    (50)

Sales Volume/Mix                                               5

Operations/Manufacturing                                       1

All Other                                                      0
                                                        --------
                                TOTAL VARIANCE          $    (44)
                                                        ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                      2001 Fourth Quarter Net Income (Loss)
                           Reported Income Comparison

                                              FOURTH         FOURTH
                                              QUARTER       QUARTER
                                               2001          2000          B/(W)
                                             --------      --------      --------
Oil & Gas                                    $    166      $    770      $   (604)
Chemical                                         (413)          (55)         (358)
Corporate
     Interest - Permian Non-recourse debt          (5)          (39)           34
     Interest - all others                        (68)          (79)           11
     Trust Pfd Distributions & Other              (13)          (18)            5
     Other                                        (96)          (53)          (43)
     Taxes                                        187          (193)          380
                                             --------      --------      --------
Income Before Extraordinay Gain                  (242)          333          (575)
Extraordinary Loss                                 (5)           --            (5)
                                             --------      --------      --------
Net Income                                   $   (247)     $    333      $   (580)
                                             ========      ========      ========

Basic Earnings Per Share                     $  (0.66)     $   0.90      $  (1.56)
                                             ========      ========      ========

Effective Tax Rate                                42%           36%           -6%
                                             ========      ========      ========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2001 Fourth Quarter Net Income (Loss)
                     Income Before Special Items Comparison

                                              FOURTH         FOURTH
                                              QUARTER       QUARTER
                                               2001          2000          B/(W)
                                             --------      --------      --------
Oil & Gas                                    $    166      $    763      $   (597)
Chemical                                           (4)          (51)           47
Corporate
     Interest - Permian non-recourse debt          (5)          (39)           34
     Interest - all others                        (68)          (79)           11
     Trust Pfd Distributions & Other              (13)          (18)            5
     Other                                        (36)          (36)           --
     Taxes                                         (5)         (191)          186
                                             --------      --------      --------
Net Income                                   $     35      $    349      $   (314)
                                             ========      ========      ========

Basic Earnings Per Share                     $   0.09      $   0.94      $  (0.85)
                                             ========      ========      ========

Effective Tax Rate                                 0%           35%           35%
                                             ========      ========      ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                    Oil & Gas
              Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2001 4th Quarter                                        $    166
2000 4th Quarter                                             763
                                                        --------
                                                        $   (597)
                                                        ========


Price Variance                                          $   (502)

Volume Variance                                               (5)

Exploration Expense Variance                                 (23)

All Other                                                    (67)
                                                        --------
                                TOTAL VARIANCE          $   (597)
                                                        ========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    Chemical
             Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2001 4th Quarter                                        $     (4)
2000 4th Quarter                                             (51)
                                                        --------
                                                        $     47
                                                        ========


Sales Price                                             $    (75)

Sales Volume/Mix                                               8

Operations/Manufacturing                                      88 *

All Other                                                     26 **
                                                        --------
                                TOTAL VARIANCE          $     47
                                                        ========

*  Lower energy and lower feedstock costs.
** Includes higher equity earnings.

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                      FOURTH QUARTER      TWELVE MONTHS
                                      ---------------    ---------------
                                       2001     2000      2001     2000
                                      ------   ------    ------   ------
NET PRODUCTION PER DAY:
  UNITED STATES
    CRUDE OIL AND LIQUIDS (MBL)
                      California          82       75        76       70
                         Permian         137      136       137      101
                        US Other          --       --        --        1
                                      ------   ------    ------   ------
                           TOTAL         219      211       213      172
    NATURAL GAS (MMCF)
                      California         297      316       303      306
                         Hugoton         153      166       159      168
                         Permian         150      162       148      119
                        US Other          --       --        --       66
                                      ------   ------    ------   ------
                           TOTAL         600      644       610      659
  LATIN AMERICA
    Crude oil (MBL)
                        Colombia          17       27        18       32
                         Ecuador          13       12        13       17
                                      ------   ------    ------   ------
                           TOTAL          30       39        31       49
  EASTERN HEMISPHERE
    CRUDE OIL (MBL)
                            Oman          14        9        12        9
                        Pakistan           7        5         7        6
                           Qatar          43       48        43       49
                          Russia          28       27        27       26
                           Yemen          32       31        33       32
                                      ------   ------    ------   ------
                           TOTAL         124      120       122      122
    NATURAL GAS (MMCF)
                        Pakistan          51       49        50       49

BARRELS OF OIL EQUIVALENT (MBOE)         482      485       476      461
--------------------------------      ------   ------    ------   ------

Investor Relations Supplemental Schedules

[OXY LOGO]

                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                      FOURTH QUARTER      TWELVE MONTHS
                                      ---------------    ---------------
                                       2001     2000      2001     2000
                                      ------   ------    ------   ------
OIL & GAS:
---------
   PRICES
   UNITED STATES
   Crude Oil ($/BBL)                   16.79    27.72     21.74    26.66
   Natural gas ($/MCF)                  2.44     4.91      6.40     3.66

   LATIN AMERICA
   Crude oil ($/BBL)                   15.36    25.53     19.95    26.01

   EASTERN HEMISPHERE
   Crude oil ($/BBL)                   17.43    26.32     21.32    25.14
   Natural Gas ($/MCF)                  2.16     2.56      2.29     1.99


                                      FOURTH QUARTER      TWELVE MONTHS
                                      ---------------    ---------------
                                       2001     2000      2001     2000
                                      ------   ------    ------   ------
EXPLORATION EXPENSE
   Domestic                           $   21   $   17    $   58   $   63
   Latin America                           5        8        77       22
   Eastern Hemisphere                     28        5        49        9
                                      ------   ------    ------   ------
          TOTAL                       $   54   $   30    $  184   $   94
                                      ======   ======    ======   ======

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                    CHEMICALS
                                 Volume (M Tons)

                                      FOURTH QUARTER      TWELVE MONTHS
                                      ---------------    ---------------
MAJOR PRODUCTS                         2001     2000      2001     2000
                                      ------   ------    ------   ------
  Chlorine                               636      683     2,847    2,977
  Caustic                                678      698     2,857    3,168
  Ethylene Dichloride                    151      305       735      979
  PVC Resins                             386      408     1,858    1,758


                                    CHEMICALS
                                 Prices (Index)

                                      FOURTH QUARTER      TWELVE MONTHS
                                      ---------------    ---------------
MAJOR PRODUCTS                         2001     2000      2001     2000
                                      ------   ------    ------   ------
  Chlorine                              0.61     1.50      0.74     1.58
  Caustic                               1.18     0.81      1.33     0.69
  Ethylene Dichloride                   0.44     0.91      0.61     1.37
  PVC Resins                            0.52     0.82      0.68     0.95

CHLORINE
--------
OXYCHEM COMMENTARY
------------------
o Demand for chlorine declined further in the 4th quarter as economic conditions weakened and customers reduced inventories prior to the end of the year. This does, however, provide some opportunity for a quick recovery in 2002 once economic conditions improve.
o Prices for chlorine continued to decline through most of the 4th quarter as producers sought to lock up volume commitments for 2002. No significant improvement is anticipated until the second half of 2002, when demand is expected to increase as the economy recovers.

Investor Relations Supplemental Schedules

[OXY LOGO]

o Operating rates are expected to improve in 2002 as demand improves due to the lack of new capacity additions and the recent idling of Oxy Vinyls' Deer Park chlor-alkali plant. The Deer Park plant represents approximately 3% of U.S. operating capacity.

INFLUENCING FACTORS:
-------------------
Chlorine demand improvement depends on the recovery of the economy, particularly the health of the vinyls market segment. With limited new production capacity, higher demand will tighten the market and create pressure for higher pricing.

CAUSTIC
-------
OXYCHEM COMMENTARY
------------------
o Continued economic weakness in the U.S. and abroad resulted in reduced demand and operating rates in the 4th quarter.
o Market prices continued to weaken in the 4th quarter. Spot prices declined by approximately $50 per ton (25%) between early October and Late December 2001.
o Increased caustic soda imports from non-traditional sources such as the Far East and the Middle East continue to impact the market.

INFLUENCING FACTORS:
-------------------
Caustic soda demand is closely related to economic activity in the manufacturing sector. Economic weakness is expected to continue in the 1st quarter of 2002 with a further softening of prices likely. Demand recovery is anticipated to begin in the 2nd half, when the economy is expected to rebound. However, it is possible that chlorine demand will recover more quickly than caustic soda, which would negatively influence the supply/ demand fundamentals for caustic soda due to its co-product nature.

EDC
---
OXYCHEM COMMENTARY
------------------
o Demand for EDC remains weak throughout Asia due to low demand from VCM and PVC. However, purchasers have been reducing inventories so the supply/demand balance in that region has stabilized.
o EDC prices are gradually increasing as a result of the balanced supply/demand picture. A recovery in PVC demand and pricing is required to sustain this improvement.

INFLUENCING FACTORS:
--------------------
An improvement in the demand and pricing for PVC in Asia will need to materialize before EDC demand and volume improves.

Investor Relations Supplemental Schedules

[OXY LOGO]

PVC/VCM
-------
OXYCHEM COMMENTARY
------------------
o Oxy Vinyls' operating rates were reduced in the 4th quarter to balance inventories.
o PVC resin demand declined in the 4th quarter. Many PVC converters took long outages due to lack of business resulting in extended shutdowns by the resin producers. Resin inventories remain at low levels, which will allow operating rates to improve quickly once demand recovers.
o Domestic PVC resin prices continued their decline through the 4th quarter due to weak demand and over-supply.
o    U.S. export PVC resin prices into Asia decreased in the 4th quarter.
o VCM domestic demand declined in the 4th quarter as demand for PVC continued to fall.
o    Export VCM prices dropped during the quarter.

INFLUENCING FACTORS:
-------------------
Oversupply and economic uncertainty will moderate expected price improvements through the 1st quarter.

Investor Relations Supplemental Schedules

[OXY LOGO]

                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                      FOURTH QUARTER      TWELVE MONTHS
                                      ---------------    ---------------
MAJOR PRODUCTS                         2001     2000      2001     2000
                                      ------   ------    ------   ------

CAPITAL EXPENDITURES ($MM)
   Oil & Gas
     California                       $   80   $   69    $  318   $  201
     Permian                              94       74       289      162
     Other - U.S.                         46       24       160       94
     Latin America                        50       26       111       85
     Eastern Hemisphere                  101       79       345      249
   Chemicals                              51       71       120      155
   Corporate                              14        1        58        6
                                      ------   ------    ------   ------
        TOTAL                         $  436   $  344    $1,401   $  952
                                      ======   ======    ======   ======


DEPRECIATION, DEPLETION &
 AMORTIZATION OF ASSETS ($MM)
  Oil & Gas
    Domestic                          $  144   $  112    $  540   $  452
    Latin America                          6        5        24       35
    Eastern Hemisphere                    47       42       186      183
  Chemicals                               46       45       190      190
  Corporate                                2       10        31       41
                                      ------   ------    ------   ------
        TOTAL                         $  245   $  214    $  971   $  901
                                      ======   ======    ======   ======

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                    CORPORATE
                                  ($ millions)

                                                       31-Dec-01       31-Dec-00
                                                       ---------       ---------
CAPITALIZATION

Oxy Long-Term Debt (including current maturities)      $   4,065       $   3,541

Permian Non-Recourse Debt                                     --           1,900

Gas Sales Obligation (current and non-current)               282             411

Trust Preferred Securities                                   463             473

Others                                                        80              31
                                                       ---------       ---------

                        TOTAL DEBT                     $   4,890       $   6,356
                                                       =========       =========

EQUITY                                                 $   5,634       $   4,774
                                                       =========       =========

Total Debt To Total Capitalization                           46%             57%
                                                       =========       =========

TOTAL DEBT

       [the following is a tabular representation of graphical materials]

                                   $ Millions

                                                                       Pro-Forma
                              12/31/97      12/31/98      12/31/99    Post Altura     12/31/00      12/31/01
                            -----------   -----------   -----------   -----------   -----------   -----------
Oxy Public Debt                   4,965         5,402         4,401         5,766         3,544         4,119
Other Recourse Debt               1,361           776         1,047         1,009           912           771
Permian Non-recourse Debt            --            --            --         2,400         1,900            --
                            -----------   -----------   -----------   -----------   -----------   -----------
Total                             6,326         6,178         5,448         9,175         6,356         4,890

Investor Relations Supplemental Schedules

[OXY LOGO]

INTEREST & PREFERRED DIVIDENDS

       [the following is a tabular representation of graphical materials]

                                   $ Millions

                                  1995       1996       1997       1998       1999       2000       2001      2002E
                                --------   --------   --------   --------   --------   --------   --------   --------
Oxy Public Debt                      540        451        407        451        468        367        291        297
Preferred Dividends                   93         93         88         17          7         --         --         --
Permian Non-recourse Debt             --         --         --         --         --        119         74         --
Capital Trust Preferred               31         29         35         20         62         68         58         48
                                --------   --------   --------   --------   --------   --------   --------   --------
Total                                664        573        530        488        537        554        423        345

Investor Relations Supplemental Schedules

[OXY LOGO]

     Portions of this presentation are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; competitive pricing pressures; higher than expected costs including feedstock; the supply/demand considerations for Occidental's products; any general economic recession domestically or internationally; and not successfully completing any expansion, capital expenditure or acquisition.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)




DATE:  February 1, 2002       S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)